EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-44804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69774, 333-69776, 333-69778, 333-107195, 333-127637 and 333-146400), in Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566 and 333-136820), and in Registration Statement on Form S-4 (Registration File No. 33-24124) of our report dated February 28, 2008, relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s changes in accounting for pension and postretirement benefits), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 28, 2008